Exhibit [10]a



Norwest Bank Minnesota,
National Association         Waiver of Covenant and Credit Agreement

RE: Waiver of Covenant 7.2(a) and (b) of the Credit Agreement dated October 13, 1997 between Norwest Bank Minnesota, N.A. and Research, Incorporated.


Norwest Bank Minnesota, N.A. hereby agrees to waive the violation of the covenant outlined below for the quarter ending June 30, 1998.

7.2(a) Tangible Net Worth. Maintain a minimum Tangible Net Worth of at least $5,500,000 as of the end of each fiscal quarter through and including June 30, 1998,

7.2(b) Total Liabilities to Tangible Net Worth. Maintain a ratio of total liabilities to Tangible Net Worth of less than 1.3 to 1.0 as of the end of each fiscal quarter, through and including June 30, 1998,

This waiver extends only to the covenants outlined above and only for the period described above. All other terms and conditions of the agreements remain in full force and effect.




NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION

By:  /s/ Bradley D. Sullivan                   Dated:         August 5, 1998
     -----------------------                                  --------------
     Bradley D. Sullivan

Its: Assistant Vice President